                                                                 Exhibit (b)(3)

                                   [GRAPHIC]


                              PROJECT POWERHOUSE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                              Discussion Materials







                               September 21, 1999
                           MORGAN STANLEY DEAN WITTER

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                                Table of Contents

 SECTION      I         EXECUTIVE SUMMARY

 SECTION      II        STOCK PRICE PERFORMANCE

 SECTION      III       PROJECTIONS AND DISCOUNTED CASH FLOW ANALYSIS

 SECTION      IV        PRECEDENT TRANSACTIONS

 SECTION      V         SHAREHOLDING AND TRADING ANALYSIS

 SECTION      VI        ADDITIONAL PRICING CONSIDERATIONS

 APPENDICES   A         SUMMARY TIMETABLE

              B         COMPARABLE COMPANY ANALYSIS

              C         PRECEDENT JAPANESE TRANSACTIONS

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                                EXECUTIVE SUMMARY

   BACKGROUND
   ----------

      - We have been asked to provide our views as to the appropriate price that the families should be prepared to pay to acquire all of the publicly held shares of Apple and Juniper

      -     We have reviewed forecasts for Apple and Juniper

            -- based on the review of the forecasts and discussions with the Apple and Juniper management teams, we believe the projections have been prepared on a reasonable basis and reflect management's best estimate of the future financial results of Apple and Juniper

      - Based on these forecasts, we have performed discounted cash flow ("DCF") analyses for both Apple and Juniper

      - We have examined the trading performance of other publicly traded companies that operate businesses similar to Apple and Juniper

      - We have reviewed other transactions in which a majority shareholder acquires all of the outstanding minority shares over the past decade; most of those transactions have occurred in the United States

      - We have examined the trading prices and volume of Apple and Juniper shares over the past several years

      - We have examined the estimate of additional cash flow synergies available to the families following the completion of Project Powerhouse

      - Acorn management has also outlined the strategies and financial benefits of taking Apple and Juniper private as a precursor to a potential public offering of a more comprehensive set of Acorn assets

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                          EXECUTIVE SUMMARY (CONTINUED)

PRELIMINARY CONCLUSIONS
-----------------------

- The discounted cash flow analysis leads us to conclude that the Apple and Juniper shares are trading at values in line with their DCF value

- To acquire shares in the tender offer, the families will need to pay a meaningful premium over the current trading prices

- To justify paying a premium, the families must be willing to share a portion of any expected financial benefits (i.e., synergies) derived from taking the entities private

- Morgan Stanley believes the families should be willing to share a substantial portion of these benefits because of the overriding strategic value of a Mothership transaction and the value which can be unlocked from other Acorn assets

- Additionally, the families should seek to pay a price that mitigates, to the extent possible, negative reaction from shareholders and the press. However, it is highly likely that some degree of negative reaction/publicity will occur because of the nature of the transaction

      -- there is greater likelihood of a negative reaction to the Juniper transaction because even a price which is at a substantial premium to the market is well below the IPO price and the prices where secondary offerings were completed several years ago

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                          EXECUTIVE SUMMARY (CONTINUED)

RECOMMENDATION
--------------

- We recommend that the families make an initial offer that represents roughly a 30% premium over the current trading prices for Apple and Juniper. That premium is consistent with the median premia paid in similar transactions since 1987. Specifically, we recommend per share offer prices of:

            Apple - $15.00, a 27.7% premium to the current price of $11.75

            Juniper - 1450 YEN, a 33.0% premium to the current price of 1090 YEN

- It is important to note that Apple shares have not closed above $15 per share since July 31, 1998 and Juniper shares have not closed above 1450 YEN since August 26, 1998

EXPECTATION
-----------

- We would expect that the Apple and Juniper Boards, along with their financial advisors, will argue that a higher price should be paid. Our strategy is to maintain flexibility to increase the offer prices if circumstances dictate that to be advisable.

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                                   SECTION II

                              STOCK  PERFORMANCE

-     Both Apple and Juniper stocks are well below their all-time highs

- The stocks have underperformed broad market indices as well as a composite of comparable companies

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                       Stock Price Performance for Apple
                                   Since IPO





Graph displaying daily share price and trading volume for Amway Asia Pacific from December 15, 1993 to September 17, 1999. Exhibit highlights the current price of $11.75, 52-week high of $14.44 and 52-week low of $7.13.

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                      Apple Indexed Stock Price Performance
                    September 17, 1997 to September 17, 1999






Graph displaying indexed share price performance for Amway Asia Pacific from September 17, 1997 to September 17, 1999. Graph compares Amway Asia Pacific share price performance to the S&P 500, the Hang Seng Index and a market capitalization weighted index of comparable companies including: Avon Products, Blyth, Enesco Group, Fingerhut, Land's End, Nature's Sunshine, Newell Rubbermaid, Nu Skin and Tupperware. Exhibit highlights the following rates of return over the time period specified:


Amway Asia Pacific: (61.6%)
S&P 500: 41.6%
Hang Seng Index: (6.4%)
Comparable Companies: 3.4%

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                      Stock Price Performance for Juniper
                                   Since IPO





Graph displaying daily share price and trading volume for Amway Japan from June 6, 1991 to September 17, 1999. Exhibit highlights the current price of 1,090 yen, 52-week high of 1,420 yen and 52-week low of 915 yen.

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                    Juniper Indexed Stock Price Performance
                    September 17, 1997 to September 17, 1999






Graph displaying indexed share price performance for Amway Japan from September 17, 1997 to September 17, 1999. Graph compares Amway Japan share price performance to the Nikkei Index, S&P 500, and a market capitalization weighted index of Japanese comparable companies including: Senshukai, Cecile, Nissen, Mutow, Charle, Shaklee and Avon Products. Exhibit highlights the following rates of return over the time period specified:

Amway Japan: (67.9%)
Nikkei Index: (1.9%)
S&P 500: 41.6%
Comparable Companies: 80.0%

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                                   Section III

    PROJECTIONS AND DISCOUNTED CASH FLOW ANALYSIS

- Our discounted cash flow analysis is based on the projections provided by management

- For the Apple DCF, we used a weighted average cost of capital range of 10-12%

- For the Juniper DCF, we used a weighted average cost of capital range of 9-11%

- Using these projections and discount rates produces values for Apple and Juniper in line with current prices

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
              Overview of Apple Historical and Projected Financials






                               OVERVIEW OF APPLE HISTORICAL AND PROJECTED FINANCIALS
----------------------------------------------------------------------------------------------------------------------
                                                ACTUAL                                           PROJECTED
                    ----------------------------------------------------------------  --------------------------------
                          1995              1996            1997             1998            1999             2000
                      --------------   --------------  --------------   --------------  --------------   --------------
Sales ($MM)                 718.3            716.8           845.2            587.6           497.6            582.9
      % Growth                                (0.2%)          17.9%           (30.5%)         (15.3%)           17.2%
EBITDA ($MM)                138.0            137.3           161.6             38.8            33.4             53.3
      % Margin              19.2%            19.2%           19.1%             6.6%            6.7%             9.1%




               OVERVIEW OF APPLE HISTORICAL AND PROJECTED FINANCIALS
---------------------------------------------------------------------------------
                                       PROJECTED
                    -----------------------------------------------
                        2001            2002             2003
                    --------------  --------------  ---------------
Sales ($MM)              626.6           661.6            700.7
      % Growth            7.5%            5.6%             5.9%
EBITDA ($MM)              63.9            65.3             68.6
      % Margin           10.2%            9.9%             9.8%



  Note: (1) Based on management projections.

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
             Overview of Juniper Historical and Projected Financials







                                          OVERVIEW OF JUNIPER HISTORICAL AND PROJECTED FINANCIALS

                                                ACTUAL                                         PROJECTED
                    ----------------------------------------------------------------  -------------------------------
                        1995             1996            1997             1998            1999             2000
                    --------------   --------------  --------------   --------------  --------------   --------------
Sales ((Y)Bn)          178.0            212.2           203.4            184.5           153.5            150.0
      % Growth                           19.2%           (4.2%)           (5.4%)         (16.8%)           (2.3%)
EBITDA  ((Y)Bn)         51.2             62.5            49.5             32.9            20.9             18.3
      % Margin          28.7%            29.5%           24.3%             6.6%           13.6%            12.2%


                OVERVIEW OF JUNIPER HISTORICAL AND PROJECTED FINANCIALS

                                        PROJECTED
                   -------------------------------------------------
                         2001            2002             2003
                    ---------------  --------------  ---------------
Sales ((Y)Bn)           155.3           160.7            166.3
      % Growth            3.5%            3.5%             3.5%
EBITDA  ((Y)Bn)          21.4            23.2             25.1
      % Margin           13.8%           14.5%            15.1%

Note:  (1) Based on management projections that assume an exchange rate of 120
           YEN/ $.

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                                   10-Year DCF
                         ($MM, except per share amounts)





APPLE TOTAL COMPANY
-------------------
Valuation Matrix as of October 1, 1999


--------------------             -------------------------------- -------------------------------- --------------------------------
EXIT EBITDA MULTIPLE                              7.5                              8.5                               9.5
                                 -------------------------------- -------------------------------- --------------------------------

DISCOUNT RATE                         10.0%      11.0%      12.0%      10.0%      11.0%      12.0%      10.0%       11.0%      12.0%

PV of 1st Year Cash Flow         $    21.9  $    21.8  $    21.7  $    21.9  $    21.8  $    21.7  $    21.9  $     21.8  $    21.7
PV of Cash Flows 2 Through 10        270.2      257.7      246.0      270.2      257.7      246.0      270.2       257.7      246.0
  Terminal Value                     805.3      805.3      805.3      912.7      912.7      912.7    1,020.1     1,020.1    1,020.1
  Implied EBIT Multiple               10.4       10.4       10.4       11.8       11.8       11.8       13.2        13.2       13.2
  Implied Perpetual Growth Rate        1.3%       2.2%       3.1%       2.3%       3.2%       4.1%       3.1%        4.0%       4.9%
PV of Terminal Value                 313.0      286.1      261.7      354.7      324.2      296.6      396.4       362.4      331.5

AGGREGATE VALUE                      605.0      565.6      529.4      646.7      603.7      564.3      688.5       641.8      599.2

Less Total Debt & Preferred Stock      0.0        0.0        0.0        0.0        0.0        0.0        0.0         0.0        0.0
Less Minority Interest               114.5      114.5      114.5      114.5      114.5      114.5      114.5       114.5      114.5
Plus Cash                            137.3      137.3      137.3      137.3      137.3      137.3      137.3       137.3      137.3
Plus Option Proceeds                   0.0        0.0        0.0        0.0        0.0        0.0        0.0         0.0        0.0

EQUITY VALUE                     $   627.8  $   588.4  $   552.3  $   669.6  $   626.5  $   587.2  $   711.3  $    664.7  $   622.1

EQUITY VALUE PER SHARE           $    11.12 $    10.42 $     9.78 $    11.86 $    11.10 $    10.40 $    12.60 $     11.78 $    11.02

% Value in Terminus                   51.7%      50.6%      49.4%      54.8%      53.7%      52.6%      57.6%       56.5%      55.3%
% Value in Cash Flows                 48.3%      49.4%      50.6%      45.2%      46.3%      47.4%      42.4%       43.5%      44.7%

                                                                              -------------------------------------------
                                                 Equity Value                  $588.4                 --          $664.7
                                                 Equity Value Per Share        $10.42                 --          $11.78
                                                                              -------------------------------------------
                                                                                                  ---------
                                                 Current Price                                     $11.75
                                                                                                  ---------


(1) Minority interest calculated as 49% of Malaysian current market capitalization of $234MM.

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------

                                 10-Year DCF
                        ($MM, except per share amounts)


JUNIPER TOTAL COMPANY
---------------------
VALUATION MATRIX AS OF OCTOBER 1, 1999

---------------------            -------------------------------- --------------------------------- --------------------------------
PERPETUAL GROWTH RATE                            1.0%                               2.0%                             3.0%
                                 -------------------------------- --------------------------------- --------------------------------

DISCOUNT RATE                          9.0%      10.0%      11.0%       9.0%       10.0%      11.0%       9.0%      10.0%      11.0%

PV of 1st Year Cash Flow         $    44.7  $    44.6  $    44.4  $    44.7  $     44.6  $    44.4  $    44.7  $    44.6  $    44.4
PV of Cash Flows 2 Through 10        644.4      615.4      588.3      644.4       615.4      588.3      644.4      615.4      588.3
  Terminal Value                   1,673.3    1,494.2    1,350.8    1,931.3     1,697.6    1,515.8    2,275.2    1,959.1    1,722.0
  Implied EBITDA Multiple              6.4        5.8        5.2        7.4         6.5        5.8        8.8        7.5        6.6
  Implied EBIT Multiple                7.1        6.3        5.7        8.2         7.2        6.4        9.6        8.3        7.3
PV of Terminal Value                 711.9      580.7      479.9      821.7       659.7      538.5      968.0      761.3      611.8

AGGREGATE VALUE                    1,401.0    1,240.6    1,112.6    1,510.8     1,319.7    1,171.2    1,657.1    1,421.3    1,244.5

Less Total Debt & Preferred Stock      0.0        0.0        0.0        0.0         0.0        0.0        0.0        0.0        0.0
Plus Cash                            169.7      169.7      169.7      169.7       169.7      169.7      169.7      169.7      169.7
Plus Option Proceeds                   0.0        0.0        0.0        0.0         0.0        0.0        0.0        0.0        0.0

EQUITY VALUE                     $ 1,570.7  $ 1,410.4  $ 1,282.3  $ 1,680.5  $  1,489.4  $ 1,340.9  $ 1,826.8  $ 1,591.0  $ 1,414.2

EQUITY VALUE PER SHARE           $    10.89 $     9.78 $     8.89 $    11.65 $     10.32 $     9.29 $    12.66 $    11.03 $     9.80

% Value in Terminus                   50.8%      46.8%      43.1%      54.4%       50.0%      46.0%      58.4%      53.6%      49.2%
% Value in Cash Flows                 49.2%      53.2%      56.9%      45.6%       50.0%      54.0%      41.6%      46.4%      50.8%

                                                                       --------------------------------------
                                                 Equity Value           $1,410.4      --           $1,591.0
                                                 $ Per Share               $9.78      --             $11.03
                                                 Yen Per Share (1)         1,045      --              1,179
                                                                       --------------------------------------
                                                                                         ------
                                                  Current Price (Yen Per Share) (1)       1,090
                                                                                         ------

  (1) Based on an exchange rate of 107 Yen per USD.

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                                   Section IV

                             PRECEDENT TRANSACTIONS

- Precedent transactions, where a principal shareholder acquires all of the outstanding minority shares, consist primarily of U.S. based transactions and have been done at an average 28% premium to the unaffected stock price

-      Only a few public precedent transactions have occurred in Japan

- In a recent and relevant transaction, the founder of Herbalife has offered to repurchase the outstanding minority interest private at a 42% premium to the Class A (voting) share price

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                        Summary of Precedent Transactions

                         Premium to Unaffected Price (1)

                                    [GRAPH]

                                     [Median
                                  1987 to Date
                                      28%]



1987-1990             1991-1993        1994-1996         1997-1999 YTD
---------             ---------        ---------         -------------

 33%                     20%              26%                28%




Note: (1) Represents median tender offer price for transactions during the specified period as a premium to the market price one month prior to announcement.

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                             Section IV (continued)

                              JAPANESE CASE STUDIES

-      There are a limited number of precedent transactions in Japan

-      The sample size makes it difficult to draw any meaningful conclusions

- Three deals (NCR Japan, Japan Marine Technologies and SDS Biotech) were all cash tender offers

- The most recent transactions, involving three Sony subsidiaries, involved a stock for stock offer

-      The premiums paid over unaffected market prices have ranged from 12% to
       62%

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                       Herbalife International Case Study

            TRANSACTION BACKGROUND

- On September 14, 1999, CEO Mark Hughes announced the intention to repurchase the remaining 46% of Class A shares and 42% of Class B shares which he did not already own.

- Herbalife stock had been under significant pressure due to Russian exposure, Asian uncertainty, currency risks and negative publicity associated with specific herbal products. Hughes was disappointed in the stock's performance and taking the company private seemed like a logical next step.

- In February of 1997, the stock had foundered after Hughes had indicated the desire to sell 1/4 of his shareholdings in a DECS security. This sale of the stock was not completed and the stock rebounded soon thereafter.

- The Company recapitalized with a new Class B non-voting stock in December of 1997, the same year the stock reached its all-time high at $37 3/8, a 120% premium to the $17 repurchase price.

                               PRICE VOLUME GRAPHS



   Graphs depicting daily share prices and trading volumes for Herbalife Class A and Class B stock.




                            KEY VALUATION STATISTICS

                    Equity Value (MM) (1):   $561.0
                    Aggregate Value(2):      $428.3

                                      LTM             1999E
                                      ---             -----
       Agg. Val/Sales                 0.52            0.51x
       Agg. Val/EBITDA                5.2x             4.2x
       Agg. Val/EBIT                  6.4x             4.9x

       P/E                             NR              9.2x

(1) Includes options (net of exercise proceeds).
(2) Aggregate value defined as equity market value plus debt and minority interest less cash.



                             KEY TRADING STATISTICS

                                       Class A                   Class B
                                       -------                   -------

  Total Shares Outstanding (MM)         9.982                     18.605
  Average Daily Trading Volume (1)     47,152                     91,419
  Unaffected Premium (2)                38.1%                      76.6%
  Premium to Prior Day                  41.7%                      85.7%
  Discount to All Time High            (54.5%)                    (36.4%)

  (1) Average over last 4 weeks.
  (2) Unaffected premium defined as stock price one month prior.

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                                    Section V

                        Shareholding and Trading Analysis

- Institutional shareholders comprise approximately 18% of the Apple public float and 19% of the Juniper public float

-      Institutional investors appear to be largely value investors

-      The balance of shares are held by retail investors

- Historical price/volume analysis is often used to try to assess the shareholders' basis in the stock

- Since July 1, 1998, shares representing greater than 100% of the outstanding float have traded in both Apple and Juniper shares

- Since July 1, 1998, 100% of the trading in Apple shares occurred below $16 and 100% of the trading in Juniper shares occurred below the 1650 YEN level



                                                         PROJECT POWERHOUSE
-----------------------------------------------------------------------------------------------------------------------------------
                                            Apple Analysis of Institutional Shareholdings


                                                         TOTAL ASSETS UNDER               CURRENT            CUMULATIVE %   REPORT
                  INSTITUTION         EQUITY ORIENTATION    MANAGEMENT        CHANGE      HOLDINGS   % FLOAT   OF FLOAT      DATE
----------------------------------    -------------------- -----------      ---------   -----------  ------- ------------  -------
PPM America Inc.                      Value                      29.8       1,117,000     1,117,000     13.2%      13.2%    6/30/99
Cazenove Unit Trust Management Ltd.   n/a                         n/a         (30,000)       81,100      1.0%      14.2%   11/30/98
Fidelity Management & Research Co.    Growth, Value, Income     433.8          52,000        52,000      0.6%      14.8%    6/30/99
World Asset Management                Index                       9.9               0        42,400      0.5%      15.3%    6/30/99
Comerica Bank - Detroit               Growth                      n/a            (400)       41,800      0.5%      15.8%    6/30/99
Prudential Securities Inc.            n/a                         n/a         (26,000)       26,600      0.3%      16.1%    6/30/99
Smith Barney Asset Management         Growth, Value              13.0          (2,632)       26,567      0.3%      16.4%    6/30/99
GAMCO Investors, Inc.                 Value                       5.4          24,000        24,000      0.3%      16.7%    6/30/99
Van Kampen                            n/a                         n/a               0        22,742      0.3%      16.9%    6/30/99
C. Blair Asset Management, L.P.       n/a                         n/a          20,500        20,500      0.2%      17.2%    6/30/99
Caxton Associates, L.L.C              n/a                         n/a         (11,300)       14,800      0.2%      17.4%    6/30/99
Old Kent Bank (MI)                    Value, Growth              10.4          12,020        12,020      0.1%      17.5%    6/30/99
Banco Fonder                          n/a                         n/a               0        12,000      0.1%      17.6%    3/31/99
Global Assets Advisors, Inc.          n/a                         0.0          10,000        10,000      0.1%      17.8%    6/30/98
Morgan Stanley Dean Witter            Growth, Value               n/a          (7,100)        8,200      0.1%      17.9%    6/30/99
INVESCO Capital Management Inc.       Value, Income              43.8         (12,000)        3,000      0.0%      17.9%    6/30/99
Westport Resources Management, Inc.   Growth,Value                0.1            (500)        2,600      0.0%      17.9%   12/31/98
Mercantile Bank, N.A                  Value                       0.3               0         2,000      0.0%      17.9%    6/30/99
Legg Mason Wood Walker, Inc.          Value                       n/a             600         1,000      0.0%      18.0%    6/30/99
Fleet Investment Advisors (Mass)      Growth, Income, Index      42.2               0           570      0.0%      18.0%    6/30/99
Bear, Stearns Asset Management Inc.   Value                       n/a               0           300      0.0%      18.0%    6/30/99

Total Institutional Holdings                                                 1,032,760    1,521,199     18.0%
                                                                             =========    ---------
Other Holdings                                                                            6,944,801     82.0%
                                                                                          ---------     ----
Total Public Float                                                                        8,466,000    100.0%
                                                                                          =========    =====

Summary of Latest 13F Reports
7 Institutions increased holdings, of which 6 were new investors or first time filers
17 Institutions decreased holdings, of which 8 eliminated their positions
6  Institutions held their positions.



                                                         PROJECT POWERHOUSE
------------------------------------------------------------------------------------------------------------------------------------
                                       Juniper (OTC) Analysis of Institutional Shareholdings

                                                           Total Assets
                                                                Under                  Current               Cumulative %    Report
        Institution                    Equity Orientation    Management     Change     Holdings     % Float    of Float       Date
----------------------------------    --------------------   ----------     ------    ---------     -------  -----------    -------
Harris Associates L.P.                 Value                     9.6      (236,400)   1,630,300        4.8%        4.8%     9/30/98
INVESCO Asset Management (Japan)       Growth                    n/a      (201,060)     755,810        2.2%        7.0%     2/28/99
New Jersey Division of Investment      n/a                       n/a             0      683,300        2.0%        9.0%     9/30/98
Foreign & Colonial Management Ltd.     Growth                   34.0       250,000      350,000        1.0%       10.0%    12/31/98
INVESCO Asset Management Ltd.          Growth                    n/a        26,400      323,900        0.9%       11.0%     9/30/98
Schroder Investment Mgmt. (Jpn) Ltd.   n/a                       n/a       (86,000)     251,000        0.7%       11.7%     2/28/99
ING Investment Management (Neth.)      n/a                       n/a        56,000      192,500        0.6%       12.3%    12/31/98
Global Asset Management (UK) Ltd.      n/a                       n/a      (266,000)     171,700        0.5%       12.8%     6/30/99
Merrill Lynch Asset Management (US)    Value                   212.9      (155,700)      89,600        0.3%       13.0%     1/31/99
Kokusai Asset Management Co., Ltd.     n/a                       n/a        (1,000)      54,000        0.2%       13.2%     3/31/99
Nikko Asset Management Co., Ltd.       n/a                       n/a       (15,000)      51,000        0.1%       13.3%     2/28/99
Fidelity Management & Research Co.     Growth, Value, Income   433.8      (193,300)      36,600        0.1%       13.4%     4/30/99
Nomura Asset Management Co., Ltd.      n/a                       n/a       (20,000)      33,000        0.1%       13.5%     7/31/98
Templeton Investment Mgmt. Co. (HK)    n/a                       n/a        26,400       33,000        0.1%       13.6%    12/31/98
Fidelity Investments Japan Ltd.        Growth                    n/a      (197,400)      31,700        0.1%       13.7%    10/31/98
Dresdner RCM Global Asia Ltd.          n/a                       n/a        22,000       29,000        0.1%       13.8%     9/15/98
Clay Finlay Inc.                       Growth                    n/a       (26,700)      23,000        0.1%       13.9%     6/30/98
Victoire Asset Management              n/a                       n/a       (20,000)      22,000        0.1%       14.0%     6/30/99
Lazard Asset Management (US)           Value                    35.4        12,000       21,000        0.1%       14.0%     3/31/98
Aberdeen Asset Management (Asia) Ltd   n/a                       n/a       (26,700)       9,300        0.0%       14.0%     6/19/98
SPARX Asset Management Co., Ltd.       n/a                       n/a       (30,700)       6,500        0.0%       14.1%    12/31/98
Schroder Investment Management (UK)    n/a                       n/a       (74,300)       6,000        0.0%       14.1%     2/15/99
Citibank Global Asset Management       Growth                   71.0       (17,829)       2,968        0.0%       14.1%    12/31/98
Rothschild Asset Management (UK)       Value                     4.1             0        2,000        0.0%       14.1%     3/31/99
NPI                                    n/a                       n/a        (4,600)       2,000        0.0%       14.1%     1/21/99
Universal Investment Trust Mgmt. Co.   n/a                       n/a        (8,000)       2,000        0.0%       14.1%     3/15/98
Fidelity Investment Services Ltd.      Growth                    n/a          (500)       1,600        0.0%       14.1%    10/31/97
Donaldson Lufkin & Jenrette, Inc.      n/a                       n/a           200          200        0.0%       14.1%     6/30/99

Top Institutions                                                        (1,188,189)   4,814,978    14.1%
Remaining Institutions                                                    (621,460)           0     0.0%
                                                                        ----------   ----------   ------
Total Institutional Holdings                                            (1,809,649)   4,814,978    14.1%
                                                                        ==========
Other Holdings                                                                       29,315,022    85.9%
                                                                                     ----------   ------
Total Public Float                                                                   34,130,000   100.0%
                                                                                     ==========   ======

Summary of Latest 13F Reports
7 Institutions increased holdings, of which 1 were new investors or first time filers
31 Institutions decreased holdings, of which 12 eliminated their positions
2  Institutions held their positions.



                                                         PROJECT POWERHOUSE
------------------------------------------------------------------------------------------------------------------------------------
                                       Juniper (ADS) Analysis of Institutional Shareholdings

                                                              Total Assets
                                                                  Under                 Current             Cumulative %    Report
          Institution                    Equity Orientation    Management    Change     Holdings   % Float   of Float        Date
------------------------------------   ----------------------  ----------    ------     --------   -------  -----------     ------
Orbis Investment Management Ltd.       Value                       0.6       46,300    1,479,100     2.2%
Capital Research & Management Co.      Growth, Value             177.5          (50)     581,250     0.9%       2.2%        6/30/99
Fidelity Management & Research Co.     Growth, Value, Income     433.8      105,000      355,000     0.5%       3.0%        6/30/99
Royce & Associates, Inc.               Value                       2.0            0      234,500     0.3%       3.5%        6/30/99
MacKay-Shields Financial Corporation   Growth, Value              22.2            0      227,148     0.3%       3.9%        6/30/99
World Asset Management                 Index                       9.9            0      212,104     0.3%       4.2%        6/30/99
JMG Capital Partners, L.P.             n/a                         n/a      108,749      108,749     0.2%       4.5%        6/30/99
Financial & Investment Management      n/a                         n/a       (3,855)      78,245     0.1%       4.7%        3/31/99
Merrill Lynch Capital Markets          Growth                      n/a          603       73,787     0.1%       4.8%        6/30/99
Global Assets Advisors, Inc.           n/a                         0.0       64,300       64,300     0.1%       4.9%        6/30/99
Boston Partners Asset Management       Value                       6.3       18,400       46,100     0.1%       5.0%        6/30/98
GAMCO Investors, Inc.                  Value                       5.4        5,000       35,641     0.1%       5.1%        6/30/99
Shufro, Rose & Co., LLC                Income                      n/a         (900)      26,574     0.0%       5.1%        6/30/99
Goldman Sachs Asset Management (US)    Growth, Value              77.8            0       12,500     0.0%       5.2%        6/30/99
Connor Clark & Company Ltd.            n/a                         n/a       12,000       12,000     0.0%       5.2%        6/30/99
Old Kent Bank (MI)                     Value, Growth              10.4       11,250       11,250     0.0%       5.2%        6/30/99
The Northern Trust Company             Value, Growth             124.3       10,000       10,000     0.0%       5.2%        6/30/99
                                                                                                                5.2%        6/30/99
Top Institutions                                                            376,797    3,568,248     5.2%
Remaining Institutions                                                     (878,945)           0     0.0%
                                                                           --------   ----------   ------
Total Institutional Holdings                                               (502,148)   3,568,248     5.2%
                                                                           ========
Other Holdings                                                                        64,691,752    94.8%
                                                                                      ----------   ------
Public Float                                                                          68,260,000   100.0%
                                                                                      ==========   ======

Summary of Latest 13F Reports
10 Institutions increased holdings, of which 5 were new investors or first time filers
12 Institutions decreased holdings, of which 9 eliminated their positions
4  Institutions held their positions.

Index funds representing 5.9% of Total Institutional Shares Outstanding.



                                                         PROJECT POWERHOUSE
------------------------------------------------------------------------------------------------------------------------------------
                                           Historical Price / Volume Analysis - Apple (1)
                                         Percentage of Share Traded Below a Specified Price



      Price          1994       1995       1996     1997-1H     1997-2H    1998-1H       1998-2H       1999YTD       1994 to Date
      -----          ----       ----       ----     -------     -------    -------       -------       -------       ------------
        ($)
        50          100.0%        --          --     100.0%      100.0%        --            --             --          100.0%
        45           98.2%     100.0%      100.0%     72.1%       97.0%        --            --             --           96.5%
        40           83.3%      87.7%       85.2%     17.9%       82.8%        --            --             --           82.0%
        35           44.3%      44.8%       70.9%      0.0%       68.5%        --            --             --           56.8%
        30           18.9%       1.6%       27.1%       --        52.5%        --            --             --           33.5%
        25            0.0%       0.0%        0.0%       --        28.1%      100.0%          --             --           14.7%
        20             --         --          --        --        12.3%      80.6%           --             --           11.8%
        19             --         --          --        --         9.1%      71.5%           --             --           11.0%
        18             --         --          --        --         3.6%      67.1%           --             --            9.8%
        17             --         --          --        --         0.0%      57.2%           --             --            9.1%
        16             --         --          --        --          --       44.9%        100.0%            --            8.1%
        15             --         --          --        --          --       39.0%         85.6%         100.0%           7.4%
        14             --         --          --        --          --       17.2%         57.3%          90.2%           5.5%
        13             --         --          --        --          --        6.0%         55.2%          66.5%           4.2%
        12             --         --          --        --          --        2.5%         42.9%          43.3%           3.1%
        11             --         --          --        --          --        0.0%         39.1%          39.9%           2.5%
        10             --         --          --        --          --         --          24.2%          28.2%           1.6%
        9              --         --          --        --          --         --           6.7%          24.7%           1.1%
        8              --         --          --        --          --         --           0.0%           3.0%           0.6%
        7              --         --          --        --          --         --            --            0.0%           0.0%
--------------------------------------------------------------------------------------------------------------------------------
% of Total Shares
Publicly Traded (2) 216.4%     107.5%      83.7%      56.5%      114.4%      80.5%         86.2%          65.1%          810.4%
--------------------------------------------------------------------------------------------------------------------------------


                        Last Date Traded
     Price             at or Above Price
     -----             -----------------
       ($)
       50                    1/21/1997
       45                    7/11/1997
       40                    7/24/1997
       35                    8/27/1997
       30                   10/14/1997
       25                   10/24/1997
       20                    3/11/1998
       19                    3/20/1998
       18                    3/25/1998
       17                    4/21/1998
       16                    7/23/1998
       15                    7/31/1998
       14                    7/29/1999
       13                     9/7/1999
       12                    9/13/1999
       11                    9/17/1999
       10                    9/17/1999
       9                     9/17/1999
       8                     9/17/1999
       7                     9/17/1999







Note :  (1)  Using volume weighted closing prices as of 9/17/99.
        (2)  Based on public float of 8.5MM shares outstanding.



                                                         PROJECT POWERHOUSE
------------------------------------------------------------------------------------------------------------------------------------
                                       Historical Price / Volume Analysis - Juniper (OTC)(1)
                                         Percentage of Share Traded Below a Specified Price


      Price           1994          1995             1996        1997-1H     1997-2H        1998-1H          1998-2H         1999YTD
      -----           ----          ----             ----        -------     -------        -------          -------         -------
      (YEN)
      5500             --            --          100.0%          --            --              --               --              --
      5000           100.0%        100.0%         62.2%        100.0%          --              --               --              --
      4500            83.0%         93.9%         14.1%         94.1%          --              --               --              --
      4000            67.9%         58.4%          4.6%         74.4%        100.0%            --               --              --
      3500            36.6%         31.9%          0.0%         31.4%         65.8%            --               --              --
      3000             4.0%          8.2%          --            0.0%         26.9%          100.0%             --              --
      2500             0.0%          0.0%          --             --          17.7%           88.3%             --              --
      2400             --            --            --             --          10.8%           76.6%             --              --
      2300             --            --            --             --           5.6%           65.9%             --              --
      2200             --            --            --             --           0.0%           64.5%             --              --
      2100             --            --            --             --           --             59.1%             --              --
      2000             --            --            --             --           --             46.9%             --              --
      1900             --            --            --             --           --             32.4%             --              --
      1800             --            --            --             --           --             25.1%             --              --
      1700             --            --            --             --           --             17.4%           100.0%            --
      1600             --            --            --             --           --              9.0%            91.5%            --
      1500             --            --            --             --           --              4.0%            69.1%            --
      1400             --            --            --             --           --              0.0%            49.3%          100.0%
      1300             --            --            --             --           --              --              40.6%           95.2%
      1200             --            --            --             --           --              --              22.1%           52.4%
      1100             --            --            --             --           --              --              11.9%           28.3%
      1000             --            --            --             --           --              --               5.6%            0.0%
       900             --            --            --             --           --              --               0.0%            --
------------------------------------------------------------------------------------------------------------------------------------
% of Total Shares
Publicly Traded (2)   36.6%        108.5%        72.7%          37.5%        18.8%            22.0%            29.7%           63.0%
------------------------------------------------------------------------------------------------------------------------------------



                                                 Last Date Trade
      Price              1994 to Date           at or Above Price
      -----              ------------           -----------------
      (YEN)
      5500                    100.0%                     7/31/1996
      5000                     90.1%                     8/21/1996
      4500                     74.3%                     6/13/1997
      4000                     56.4%                     6/20/1997
      3500                     35.9%                    10/27/1997
      3000                     20.8%                    11/16/1997
      2500                     15.7%                      3/5/1998
      2400                     14.3%                      3/9/1998
      2300                     13.8%                     3/16/1998
      2200                     13.4%                     3/17/1998
      2100                     13.0%                     3/23/1998
      2000                     12.3%                      4/9/1998
      1900                     11.7%                     4/22/1998
      1800                     11.4%                     5/20/1998
      1700                     11.0%                      6/5/1998
      1600                     10.5%                     8/12/1998
      1500                      9.5%                     8/25/1998
      1400                      9.0%                     11/5/1998
      1300                      8.2%                     8/24/1999
      1200                      4.2%                      9/3/1999
      1100                      2.4%                     9/16/1999
      1000                      0.1%                     9/17/1999
       900                      0.0%                     9/17/1999

------------------------------------
% of Total Shares
Publicly Traded (2)           299.1%
------------------------------------


Note :  (1) Using volume weighted closing prices as of 9/17/99.
        (2) 1999YTD based on public float of 34.1MM shares outstanding. Prior years based on 24.7MM shares outstanding.



                                                         PROJECT POWERHOUSE
------------------------------------------------------------------------------------------------------------------------------------
                                      Historical Price / Volume Analysis -- Juniper (ADS) (1)
                                         Percentage of Share Traded Below a Specified Price



      Price            1994         1995       1996         1997-1H     1997-2H     1998-1H       1998-2H     1999YTD   1994 to Date
      -----            ----         ----       ----         -------     -------     -------       -------     -------   ------------
        ($)
        26               --           --      100.0%           --           --           --           --          --        100.0%
        25               --           --       96.9%        100.0%          --           --           --          --         98.4%
        24               --           --       74.4%         94.1%           --           --           --          --        94.7%
        23               --        100.0%      63.9%         74.4%           --           --           --          --        93.0%
        22               --         95.1%      44.5%         31.4%           --           --           --          --        88.3%
        21               --         89.8%      27.6%          0.0%       100.0%          --           --          --         84.4%
        20               --         75.1%      15.5%          --          96.9%          --           --          --         78.9%
        19             100.0%       57.8%       9.6%          --          93.8%          --           --          --         72.3%
        18             75.4%        35.1%       6.8%          --          73.4%          --           --          --         54.2%
        17             56.8%        27.0%       3.0%          --          56.9%          --           --          --         48.8%
        16             16.6%        16.9%       0.0%          --          50.4%          --           --          --         37.0%
        15              2.9%         6.2%        --           --          48.7%          --           --          --         30.1%
        14              0.0%         0.0%        --           --          43.8%          --           --          --         26.4%
        13               --           --         --           --          31.7%          --           --          --         25.0%
        12               --           --         --           --           3.6%       100.0%          --          --         24.9%
        11               --           --         --           --           0.0%        96.8%          --          --         24.4%
        10               --           --         --           --           --          88.1%          --          --         22.7%
        9                --           --         --           --           --          73.8%          --          --         19.8%
        8                --           --         --           --           --          61.9%          --          --         18.7%
        7                --           --         --           --           --          37.5%       100.0%         --         16.8%
        6                --           --         --           --           --          14.5%        82.6%      100.0%        14.4%
        5                --           --         --           --           --           0.0%        27.9%       26.9%         4.6%
        4                             --         --                        --            --          1.9%        0.0%         4.0%
        3                --           --         --           --           --            --          0.0%         --          0.0%
------------------------------------------------------------------------------------------------------------------------------------
% of Total Shares
Publicly Traded (2)    16.8%        11.2%      11.3%        10.2%         7.9%         11.4%        16.8%       14.9%        77.0%
------------------------------------------------------------------------------------------------------------------------------------



                            Last Date Trade
      Price                at or Above Price
      -----                -----------------
        ($)
        26                     5/1/1996
        25                     7/2/1996
        24                     8/1/1996
        23                    8/26/1996
        22                    9/19/1996
        21                   11/12/1996
        20                    6/13/1997
        19                    6/16/1997
        18                    6/16/1997
        17                     7/3/1997
        16                    7/31/1997
        15                   10/20/1997
        14                   10/27/1997
        13                    11/5/1997
        12                    11/7/1997
        11                    2/12/1998
        10                     3/3/1998
        9                     3/16/1998
        8                     4/13/1998
        7                     5/12/1998
        6                     1/15/1999
        5                     9/17/1999
        4                     9/17/1999
        3                     9/17/1999





Note :  (1)  Using volume weighted closing prices as of 9/17/99.
        (2) 1999YTD based on public float of 68.2MM ADS equivalents. Prior years based on 24.7MM shares outstanding.

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                                   Section VI

                             PRICING CONSIDERATIONS

- Determining the appropriate value to pay to Apple and Juniper shareholders will be a function of the intrinsic value of the entities and the value of expected synergies that may be realized



                                                         PROJECT POWERHOUSE
------------------------------------------------------------------------------------------------------------------------------------
                                                      Relative Premium Analysis

                                                               Juniper
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Last Date       Total Volume % of
  Purchase                  1 Month   2 Month       3 Month    6 Month      1 Year     2 Year     Stock Closed    Public Float Since
   Price    Current Price   Average   Average       Average    Average     Average    Average     At or Above       Last Day Traded
   -----    -------------   -------   -------       -------    -------     -------    -------     -----------     ------------------
   (Yen)        1090         1197       1209         1213       1183         1191      1700
   -----       -----        -----      -----         -----     -----        -----     ------
    1400       28.4%        16.9%      15.8%         15.4%     18.3%         17.5%    (17.6%)        11/25/98             87.2%
    1450       33.0%        21.1%      19.9%         19.5%     22.6%         21.7%    (14.7%)         8/26/98            102.0%
    1500       37.6%        25.3%      24.1%         23.7%     26.8%         25.9%    (11.8%)         8/25/98            102.1%
    1600       46.8%        33.6%      32.3%         31.9%     35.3%         34.3%     (5.9%)         8/12/98            104.9%
    1700       56.0%        42.0%      40.6%         40.1%     43.7%         42.7%      0.0%           6/5/98            119.1%
    1800       65.1%        50.3%      48.9%         48.4%     52.2%         51.1%      5.9%          5/20/98            121.2%
    1900       74.3%        58.7%      57.1%         56.6%     60.6%         59.5%     11.8%          4/22/98            124.5%
    2000       83.5%        67.0%      65.4%         64.9%     69.1%         67.9%     17.7%           4/9/98            126.2%

                                                               Apple
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                   Last Date      Total Volume % of
  Purchase                  1 Month   2 Month       3 Month    6 Month      1 Year     2 Year     Stock Closed    Public Float Since
   Price    Current Price   Average   Average       Average    Average     Average    Average     At or Above       Last Day Traded
   -----    -------------   -------   -------       -------    -------     -------    -------     -----------     ------------------
    ($)       $11.75        $12.58     $13.03        $12.83    $11.17       $10.45    $14.18
   -----      ------        ------     ------        ------    ------       ------    ------
  $15.00       27.7%         19.2%     15.1%         16.9%     34.3%         43.6%      5.8%         7/31/98             117.2%
   16.00       36.2%         27.2%     22.7%         24.7%     43.3%         53.1%     12.9%         7/23/98             123.9%
   17.00       44.7%         35.1%     30.4%         32.5%     52.2%         62.7%     19.9%         4/21/98             192.6%
   18.00       53.2%         43.1%     38.1%         40.3%     61.2%         72.3%     27.0%         3/25/98             201.9%
   19.00       61.7%         51.0%     45.8%         48.1%     70.2%         81.8%     34.0%         3/20/98             202.6%
   20.00       70.2%         59.0%     53.4%         55.9%     79.1%         91.4%     41.1%         3/11/98             205.4%



                                                         PROJECT POWERHOUSE
------------------------------------------------------------------------------------------------------------------------------------
                                                    Cost to Effect Powerhouse (1)

                                                         09/17 Closing Price    Public Float (Thousands)
                                                         -------------------    ------------------------
                                           Apple              $11.75                     8,466
                                           Juniper            1090 YEN                  34,130

   APPLE
TENDER PRICE                                  JUNIPER TENDER PRICE
--------------------------------------------------------------------------------------------------------------
                  1400 YEN     1500 YEN     1600 YEN     1700 YEN     1800 YEN         1900 YEN       2000 YEN
                  --------     --------     --------     --------     --------         --------       --------

       $14.00       $565.6       $597.5       $629.4       $661.4       $693.3           $725.2         $757.2
        15.00        574.0        606.0        637.9        669.8        701.8            733.7          765.6
        16.00        582.5        614.4        646.4        678.3        710.2            742.2          774.1
        17.00        591.0        622.9        654.8        686.8        718.7            750.6          782.6
        18.00        599.4        631.4        663.3        695.2        727.2            759.1          791.0
        19.00        607.9        639.8        671.8        703.7        735.6            767.6          799.5
        20.00        616.4        648.3        680.2        712.2        744.1            776.0          808.0

(1)  Based on an exchange rate of 106.9 Yen per USD.



                                                         PROJECT POWERHOUSE
------------------------------------------------------------------------------------------------------------------------------------
                                                       Apple Valuation Matrix
                                                                ($MM)

                                                                               VALUATION
           -------------------------------------------------------------------------------------------------------------------------
                                                                                     Eq. Val. /                        Agg. Val./
             Price            Premium           Equity         Aggregate        ----------------------             -----------------
           Per Share         to Current         Value            Value          99E NI         00E NI              '99E Sales
           ---------         ----------         -----            -----          ------         -------             ----------

Statistics:                                                                      $11.3           $27.9                 $497.6
====================================================================================================================================
             $11.75             0.00%            $663             $608            58.6  x         23.8  x               1.22  x
             $12.00             2.13%            $677             $508            59.8            24.3                  1.02
             $12.50             6.38%            $706             $536            62.3            25.3                  1.08

             $13.00            10.64%            $734             $564            64.8            26.3                  1.13
             $13.50            14.89%            $762             $592            67.3            27.3                  1.19
             $14.00            19.15%            $790             $620            69.8            28.3                  1.25
             $14.50            23.40%            $818             $649            72.3            29.3                  1.30
             $15.00            27.66%            $847             $677            74.8            30.4                  1.36

             $15.50            31.91%            $875             $705            77.3            31.4                  1.42
             $16.00            36.17%            $903             $733            79.8            32.4                  1.47
             $16.50            40.43%            $931             $762            82.3            33.4                  1.53
             $17.00            44.68%            $960             $790            84.7            34.4                  1.59
             $17.50            48.94%            $988             $818            87.2            35.4                  1.64

             $18.00            53.19%          $1,016             $846            89.7            36.4                  1.70
             $18.50            57.45%          $1,044             $874            92.2            37.4                  1.76
             $19.00            61.70%          $1,072             $903            94.7            38.4                  1.81
             $19.50            65.96%          $1,101             $931            97.2            39.5                  1.87
             $20.00            70.21%          $1,129             $959            99.7            40.5                  1.93


                                                              VALUATION
          -------------------------------------------------------------------------------------------------------------------------
                                                              Agg. Val. /
                                 --------------------------------------------------------------------------------------------------

                                 '00E Sales       '99E EBITDA        '00E EBITDA                  '99E EBIT            '00E EBIT
                                 ----------       -----------        -----------                  ---------            ---------

Statistics:                          $582.9             $33.4              $53.3                    $21.3                $40.0
===================================================================================================================================
                                      1.04  x             18.2  x             11.4  x                28.5x                15.2x
                                      0.87                15.2                 9.5                   23.8                 12.7
                                      0.92                16.0                10.1                   25.1                 13.4

                                      0.97                16.9                10.6                   26.5                 14.1
                                      1.02                17.7                11.1                   27.8                 14.8
                                      1.06                18.6                11.6                   29.1                 15.5
                                      1.11                19.4                12.2                   30.4                 16.2
                                      1.16                20.2                12.7                   31.8                 16.9

                                      1.21                21.1                13.2                   33.1                 17.6
                                      1.26                21.9                13.8                   34.4                 18.3
                                      1.31                22.8                14.3                   35.7                 19.1
                                      1.35                23.6                14.8                   37.1                 19.8
                                      1.40                24.5                15.4                   38.4                 20.5

                                      1.45                25.3                15.9                   39.7                 21.2
                                      1.50                26.2                16.4                   41.0                 21.9
                                      1.55                27.0                16.9                   42.4                 22.6
                                      1.60                27.8                17.5                   43.7                 23.3
                                      1.65                28.7                18.0                   45.0                 24.0



                                                         PROJECT POWERHOUSE
------------------------------------------------------------------------------------------------------------------------------------
                                                      Juniper Valuation Matrix
                                                              (Bn YEN)

                                                             VALUATION
                 ----------------------------------------------------------------------------------------------
                                                                                             Eq. Val. /
                                                                                      -------------------------
                    Price            Premium           Equity        Aggregate
                  Per Share         to Current         Value           Value          99E NI           00E NI
                  ---------         ----------         -----           -----          ------           ------
------------------------------------------------------------------------------------------------------------------------------------
Statistics:                                                                             9,596             8,531
====================================================================================================================================
                        1,090             0.00%        157,250          136,883          16.4  x            18.4  x
                        1,150             5.50%        165,906          145,539          17.3               19.4
                        1,200            10.09%        173,119          152,752          18.0               20.3

                        1,250            14.68%        180,333          159,966          18.8               21.1
                        1,300            19.27%        187,546          167,179          19.5               22.0
                        1,350            23.85%        194,759          174,392          20.3               22.8
                        1,400            28.44%        201,972          181,606          21.0               23.7
                        1,450            33.03%        209,186          188,819          21.8               24.5

                        1,500            37.61%        216,399          196,032          22.6               25.4
                        1,550            42.20%        223,612          203,245          23.3               26.2
                        1,600            46.79%        230,826          210,459          24.1               27.1
                        1,650            51.38%        238,039          217,672          24.8               27.9
                        1,700            55.96%        245,252          224,885          25.6               28.8

                        1,750            60.55%        252,466          232,099          26.3               29.6
                        1,800            65.14%        259,679          239,312          27.1               30.4
                        1,850            69.72%        266,892          246,525          27.8               31.3
                        1,900            74.31%        274,105          253,739          28.6               32.1
                        1,950            78.90%        281,319          260,952          29.3               33.0


                                                              VALUATION
                  ------------------------------------------------------------------------------------------------------------------
                                                             Agg. Val. /
                                       ---------------------------------------------------------------------------------------------
                                       '99E Sales       '00E Sales       '99E EBITDA     '00E EBITDA       '99E EBIT    '00E EBIT
                                       ----------       ----------       -----------     -----------       ---------    ---------
-----------------------------------------------------------------------------------------------------------------------------------
Statistics:                             153,500         150,000            20,890            18,260         18,790        15,410
===================================================================================================================================
                                           0.89  x         0.91  x            6.6  x            7.5  x         7.3  x        8.9   x
                                           0.95            0.97               7.0               8.0            7.7           9.4
                                           1.00            1.02               7.3               8.4            8.1           9.9

                                           1.04            1.07               7.7               8.8            8.5          10.4
                                           1.09            1.11               8.0               9.2            8.9          10.8
                                           1.14            1.16               8.3               9.6            9.3          11.3
                                           1.18            1.21               8.7               9.9            9.7          11.8
                                           1.23            1.26               9.0              10.3           10.0          12.3

                                           1.28            1.31               9.4              10.7           10.4          12.7
                                           1.32            1.35               9.7              11.1           10.8          13.2
                                           1.37            1.40              10.1              11.5           11.2          13.7
                                           1.42            1.45              10.4              11.9           11.6          14.1
                                           1.47            1.50              10.8              12.3           12.0          14.6

                                           1.51            1.55              11.1              12.7           12.4          15.1
                                           1.56            1.60              11.5              13.1           12.7          15.5
                                           1.61            1.64              11.8              13.5           13.1          16.0
                                           1.65            1.69              12.1              13.9           13.5          16.5
                                           1.70            1.74              12.5              14.3           13.9          16.9


                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                     Summary Timeline - Juniper Transaction

Date                 Activity
----                 --------

September 21         Decision by families to proceed


September 28         Juniper Board Meeting, retain financial and legal advisors for Juniper


October 15           Fourth quarter earnings release, negotiations with Juniper
                     Representatives

October 22, 23       Juniper Board Meeting, approval of proposed transaction

October 25           Public announcement, commencement of tender offer

November 5           Distribute proxy materials for Annual Shareholder Meeting

November 30          Annual Shareholder Meeting

December 8           Accept shares for payment

February 14          Juniper and Japanese Newco Shareholder Meetings to approve merger of Juniper into Japanese Newco

March 27             Initiate process to deregister and delist in Japan

                               PROJECT POWERHOUSE
--------------------------------------------------------------------------------
                      Summary Timeline - Apple Transaction

Date               Activity

September 21       Decision by families to proceed

September 28       Apple Board Meeting, retain financial and legal advisor for
                   Apple

October 12         Fourth quarter earnings release, negotiations with Apple
                   Committee ongoing

October 22         Apple Committee and Board Meetings to consider transaction

October 25         Public announcement, commencement of tender offer

December 8         Accept shares for payment

January 10         Apple Shareholder Meeting to approve merger of Apple with
                   and into Bermuda Newco, initiate process to delist shares on NYSE and ASE



                                                         PROJECT POWERHOUSE
------------------------------------------------------------------------------------------------------------------------------------
                                       Trading Statistics of Selected Comparable Companies (1)
                                                                        Share Price /
                                                                       ----------------
                                                  Market Value                               Equity /  Projected       99E P/E /
                                Share         ----------------------        EPS (3)            Book       5-Year         5-Year
Company                         Price         Equity   Aggregate (2)    1999E      2000E       Value    Growth (3)    Growth (3)
-------                         -----         ------   -------------    -----      -----       -----    ----------      ----------
                              (9/17/99)      ($MM)       ($MM)
DIRECT MARKETERS
----------------
Avon Products                   $39.938      $10,415      $10,859        23.4  x     20.3  x     NM x      15.0%           1.4  x
Blyth Industries                 31.125        1,509        1,631        16.8        14.0        4.6       20.0%           0.7
Nature's Sunshine Products        9.438          165          141         8.7         7.6        2.2         NA            NA
Nu Skin Enterprises              12.938        1,134        1,122        11.9        10.2        3.9       20.0%           0.5
Tupperware                       20.750        1,196        1,529        13.8        12.2        9.3       11.0%           1.1

                             -------------------------------------------------------------------------------------------------------
                                                              MEAN       14.9  x     12.8  x     5.0  x    16.5%           0.9  x
                                                            MEDIAN       13.8        12.2        4.3       17.5%           0.9
                             -------------------------------------------------------------------------------------------------------
CONSUMER PRODUCTS
-----------------
Land's End                       59.438        1,792        1,810        30.2        25.6        7.0       15.0%           1.7
Newell Rubbermaid                31.313        8,828       10,889        18.6        14.9        3.3       15.0%           1.0
Enesco Group (5)                 16.875          233          264        11.6         9.1        2.1       10.0%           0.9

                             -------------------------------------------------------------------------------------------------------
                                                              MEAN       20.2  x     16.5  x     4.1  x    13.3%           1.2  x
                                                            MEDIAN       18.6        14.9        3.3       15.0%           1.0
                             -------------------------------------------------------------------------------------------------------

                             -------------------------------------------------------------------------------------------------------
                                                              MEAN       16.9  x     14.2  x     4.6  x    15.1%           1.0  x
                                                            MEDIAN       15.3        13.1        3.9       15.0%           1.0
                             -------------------------------------------------------------------------------------------------------

Apple (6)                        11.750          663          562         NM         24.1        3.6       17.5%           1.4
Juniper (6)                      10.198        1,472        1,302        16.8        16.4        3.2        2.0%           8.2


                                                                           AGGREGATE VALUE (2) /
                                       -----------------------------------------------------------------------------
                                           REVENUES (4)               EBITDA (4)              EBIT (4)
                                       -----------------       -------------------      ----------------     DIVIDEND
COMPANY                                 LTM        1999E        LTM        1999E         LTM       1999E      YIELD
-------                                -----      -------      -------    --------      -----      -----     --------

DIRECT MARKETERS
----------------
Avon Products                           2.1  x       2.0  x     15.4  x    13.3  x       17.3  x     14.8  x    1.8%
Blyth Industries                        1.8          1.5        10.4        9.1          12.1        10.5       0.0%
Nature's Sunshine Products              0.5          NA          3.6         NA           4.1          NA       1.4%
Nu Skin Enterprises                     1.2          1.3         6.3        6.9           7.2         8.1       0.0%
Tupperware                              1.5          1.4         8.3        7.9          12.7        12.0       4.2%

                             ----------------------------------------------------------------------------------------
                               MEAN     1.4  x       1.5  x      8.8  x     9.3  x       10.7  x     11.3  x    1.5%
                             MEDIAN     1.5          1.5         8.3        8.5          12.1        11.2       1.4%
                             ----------------------------------------------------------------------------------------
CONSUMER PRODUCTS
-----------------
Land's End                              1.3          1.2        18.0       15.3          22.3        18.8       0.0%
Newell Rubbermaid                       1.7          1.7        12.7        8.8          15.4        11.5       2.6%
Enesco Group (5)                        0.7          0.7         5.9        5.7           7.0         6.5       6.6%

                             ----------------------------------------------------------------------------------------
                               MEAN     1.2  x       1.2  x     12.2  x     9.9  x       14.9  x     12.3  x    3.1%
                             MEDIAN     1.3          1.2        12.7        8.8          15.4        11.5       2.6%
                             ----------------------------------------------------------------------------------------

                             ----------------------------------------------------------------------------------------
                               MEAN     1.3  x       1.4  x     10.1  x     9.6  x       12.3  x     11.7  x    2.1%
                             MEDIAN     1.4          1.4         9.4        8.8          12.4        11.5       1.6%
                             ----------------------------------------------------------------------------------------

Apple (6)                               1.1          1.1        16.8       14.0          26.4        20.4       0.0%
Juniper (6)                             1.0          1.0         7.5        7.8           8.3         8.8       9.2%

---------------------------------
Notes:  (1)  All financial data is for continuing operations before extraordinary and non-recurring items and cumulative effect of accounting changes.
        (2)  Aggregate value defined as equity market value plus total debt, minority interest and preferred stock at book value less cash & cash equivalents
        (3)  Median I/B/E/S estimates as of 9/17/99
        (4)  Estimates based on most recent Value Line and analyst research
        (5)  Earnings projections based on Value Line.
        (6)  Projections based on management Juniper EPS based on
             Merrill Lynch report dated 7/2/99.




                                                         PROJECT POWERHOUSE
------------------------------------------------------------------------------------------------------------------------------------
                                      Trading Statistics for Selected Comparable Companies(1)
                                                                                                             Market Equity/
                                                   % Change from      Market                                  Net Income(3)
  Ticker                          Share Price        52 Week          Equity        Aggregate         ---------------------------
  Number         Company            36411             High            Value         Value (2)         FY98      FY99E      FY00E
  ------         -------            -----             ----            -----         ---------         ----      -----      -----
                                   (YEN)               (%)           (YEN MM)       (YEN MM)

 Catalogue Sales
-----------------
      8165       Senshukai           1,984 YEN         -1.0%           94,499        76,496          67.4 x      53.5 x    48.5 x
      9937       Cecile               3540             -0.3%          142,839       131,511          NM          51.9      24.8
      8248       Nissen                475            -26.9%           11,653        54,764          18.8        20.9       9.0
      8005       Mutow                 710             -2.7%           19,093        22,227          13.4        23.4       NA

                                                                                     ----------------------------------------------
                                                                                     Mean:           33.2 x      37.4 x    27.5 x
                                                                                     Median:         18.8        37.6      24.8
                                                                                     ----------------------------------------------

Direct (Door-to-Door) Sales
---------------------------
      9885       Charle              1,381            -13.7%           29,049        11,537          13.4 x      15.4 x    14.5 x
      8205       Shaklee               985            -17.9%           25,531        18,224          30.9        30.0      29.7
      4915       Avon Products         280            -12.5%           16,996        16,587          NM         127.3      42.4

                                                                                     ----------------------------------------------
                                                                                     Mean:           22.2 x      57.6 x    28.9 x
                                                                                     Median:         22.2        30.0      29.7
                                                                                     ----------------------------------------------

                                                                                     ----------------------------------------------
                                                                                     Total Mean:     28.8 x      46.1 x    28.2 x
                                                                                     Total Median:   18.8        30.0      27.3
                                                                                     ----------------------------------------------



                                                         PROJECT POWERHOUSE
------------------------------------------------------------------------------------------------------------------------------------
                                      Trading Statistics for Selected Comparable Companies(1)


                                                      Market Equity/
                                                   --------------------                 Aggregate Value/ LTM             2 Yrs. Est.
  Ticker                                            CE(4)        Book          ----------------------------------         Earnings
  Number         Company                            FY98        Equity         EBIT(5)     EBITDA(6)        Sales       Growth (7)
  ------         -------                            ----        ------         -------     ---------        -----       ----------


 Catalogue Sales
 ---------------
      8165       Senshukai                          20.2 x        1.4 x          22.3 x        11.4 x          0.5 x      17.9%
      9937       Cecile                              NM           3.5            43.7          32.1            0.8           NM
      8248       Nissen                              4.4          0.7            29.7          14.2            0.4        44.1%
      8005       Mutow                               8.6          1.0            14.7           9.7            0.3           NA

                                    ----------------------------------------------------------------------------------------------
                                       MEAN:        11.1 x        1.7 x          27.6 x        16.9 x          0.5 x      31.0%
                                     MEDIAN:         8.6          1.2            26.0          12.8            0.4        31.0%
                                    ----------------------------------------------------------------------------------------------

Direct (Door-to-Door) Sales
---------------------------
      9885       Charle                             11.8 x        1.1 x           2.5 x         2.4 x          0.2 x       -3.8%
      8205       Shaklee                              20          1.9            10.1           8.0            1.5           NA
      4915       Avon Products                        29          3.0            28.5          12.6            0.5           NM

                                    ----------------------------------------------------------------------------------------------
                                       MEAN:        20.2 x        2.0 x          13.7 x         7.6 x          0.7 x       -3.8%
                                     MEDIAN:        19.5          1.9            10.1           8.0            0.5         -3.8%
                                    ----------------------------------------------------------------------------------------------

                                    ----------------------------------------------------------------------------------------------
                                       MEAN:        15.6 x        1.8 x          21.7 x        12.9 x          0.6 x      19.4%
                                     MEDIAN:        15.7          1.4            22.3          11.4            0.5        17.9%
                                    ----------------------------------------------------------------------------------------------



====================================================================================================================================

-------------------------------------------------
Notes:      (1)   Source:  FY1998 Yuka Shoken Hokokusyo (consolidated except for Cecile, Shaklee, Avon Products)
                  Fiscal Year ends in 3/99  except for Nissen and Avon Products
            (2)   Aggregate Value = Market Equity Value + Total Debt - Cash
            (3)   EPS Estimates from IBES except for Kao which is based on Morgan Stanley Dean Witter Research Estimate
            (4)   CE = Net Income + Depreciation & Amortization.
            (5)   EBIT = Recurring Profit + Interest Expense
            (6)   EBITDA = EBIT + Depreciation & Amortization


                               PROJECT JUMPSTART
--------------------------------------------------------------------------------
                            TENDER OFFER CASE STUDIES


--------------------------------------------------------------------------------
                                NCR JAPAN, INC.
--------------------------------------------------------------------------------

Business Description
--------------------

NCR Corporation's largest subsidiary and its only publicly traded regional unit. NCR Japan is engaged in imports and sales of large computers produced at NCR. NCR Corporation is a manufacturer of automated teller machines and point-of-sale terminals. The Company also provides financial transaction services.

NCR Corporation acquired 97.7% of NCR Japan, Ltd.

           Transaction Detail                        Premium Offered Over Market
--------------------------------------     ---------------------------------------------
Date of Announcement           4/16/98     Unaffected     Day Prior to    LTM       LTM
Shares Outstanding as of 12/97:220.0MM      Price(1)      Announcement    High      Low
Tender Offer Price:            607 YEN     ----------     ------------   ------    -----
                                             35.2%           26.5%       (37.7)%   69.6%
Initial Ownership Position:      70.0%
Ownership Sought in Tender:      30.0%


--------------------------------------------------------------------------------
                                JAPAN MARINE TECHNOLOGIES
--------------------------------------------------------------------------------


Business Description
--------------------

Japanese Marine Technologies is the Japanese base for TI Group of the United Kingdom. The Company produces stern tube sealing for ships, waste disposal handling equipment for nuclear power stations and tilted pad bearing systems for high speed handling of heavy loads. JMT also imports products from other TI Group companies.

TI Group acquired 91.3% of Japan Marine Technologies.

            Transaction Detail                       Premium Offered Over Market
--------------------------------------       ---------------------------------------------
Date of Announcement          4/20/98        Unaffected  Day Prior to     LTM      LTM
Shares Outstanding as of 12/97  9.8MM         Price(1)   Announcement     High     Low
Tender Offer Price:           580 YEN        ----------  ------------    -------   -----
                                               62.5%         56.8%       (31.3)%   87.1%
Initial Ownership Position:      50.1%
Ownership Sought in Tender:      49.9%


--------------------------------------------------------------------------------
                                 NCR JAPAN, INC.
--------------------------------------------------------------------------------


                    [SHARE PRICE PERFORMANCE SUMMARY CHART]





--------------------------------------------------------------------------------
                           JAPAN MARINE TECHNOLOGIES
--------------------------------------------------------------------------------



                    [SHARE PRICE PERFORMANCE SUMMARY CHART]





Notes:    (1) Unaffected price represents market price one month prior to announcement date.
          (2) Central Bank in Thailand stopped defending baht's fixed value against the dollar.

                                PROJECT JUMPSTART
--------------------------------------------------------------------------------
                     TENDER OFFER CASE STUDY - SDS BIOTECH


                   [SHARE PRICE PERFORMANCE SUMMARY CHART]




--------------------------------------------------------------------------------
                               TRANSACTION DETAIL
--------------------------------------------------------------------------------

Summary Tender Offer Terms
--------------------------
  Date of Announcement:                          2/2/98
  Date of Completion:                           4/23/98
  Shares Outstanding as of 12/97:                 9.0MM
  Tender Offer Price:                          1550 YEN
  Initial Ownership Position:                      33.8%
  Ownership Sought in Tender:                      66.2%
  Ownership Following Tender                       97.8%

Comments
--------
-- Novartis' 4.9MM shares accounted for 54.8% of the total shares outstanding -- The remaining 11.4% of the shares outstanding were held mainly by Japanese banks


--------------------------------------------------------------------------------
                                  PREMIUM PAID
--------------------------------------------------------------------------------

                       Premium Offered Over Market
---------------------------------------------------------------
  Unaffected         Day Prior to             LTM          LTM
   Price(1)          Announcement             High         Low
-------------        ------------             ----        -----

    62.5%                 74.2%                5.4%       80.9%


Notes:  (1) Unaffected price represents market price one month prior to announcement date.
        (2) Central Bank in Thailand stopped defending baht's fixed value against the dollar.

                                PROJECT JUMPSTART
--------------------------------------------------------------------------------
                     SONY CASE STUDY - TRANSACTION OVERVIEW

Description:                  -   Privatization of three listed subsidiaries, Sony Music Entertainment (SMEJ), Sony Chemicals
                                  Corporation (SC), and Sony Precision Technology (SPT) by Sony

Structure:                    -   100% stock transaction

                              -   Fixed exchange ratio

                                  --   0.835 SMEJ share,  0.565 SC share, and 0.203 SPT share for each Sony share

Total Transaction Size:       -   JPY 330BN ($2.8BN)

Premium:                                Premium to Marker                         SMEJ                SC            SPT
                                        -----------------                         ----                --            ---
                                      3 Months Before Announcement                 29%                 2%           14%

                                      1 Month Before Announcement                  21%                12%           14%

                                      1 Day Before Announcement                    16%                19%           18%

Conditions to Close:          -   Approval of Sony and subsidiary boards (expected in Oct. 1999)


                              -   Approval of Sony and subsidiary shareholders (expected in Nov. 1999)

                              -   Implementation of the stock-for-stock provision in the revised Commercial Code for 100% stock transaction.

Expected Closing:             -   January 2000